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                                                                     EXHIBIT 4.2

                                BROOKE GROUP LTD.
                       100 S.E. SECOND STREET, 32ND FLOOR
                              MIAMI, FLORIDA 33131



                                 January 1, 1998



Mr. James B. Kirkland, III
1666 West Avenue, #405
Miami Beach, Florida  33139

Dear Mr. Kirkland:

         This letter sets forth the first amendment to the Stock Option Agreement (the "Agreement") dated January 1, 1997, between Brooke Group Ltd. and you.

         1. The Agreement is amended by deleting the number "62,000" in the first sentence thereof and substituting therefor the number "75,000".

         2. The Agreement is amended by deleting the first sentence of Section 1 and substituting therefor the following:

                  The Option may be exercised on or prior to December 31, 2006 (at which date the Option will, to the extent not previously exercised, expire), as follows: (a) as to 12,500 of the Shares, on and after January 1, 1998; (b) as to 12,500 of the Shares, on and after January 1, 1999; (c) as to 12,500 of the Shares, on and after January 1, 2000;
         (d) as to 12,500 of the Shares, on and after January 1, 2001; (e) as to 12,500 of the Shares, on and after January 1, 2002; and (f) as to the final 12,500 of the Shares, on and after January 1, 2003.

         3. This letter agreement constitutes an amendment to and a modification of the Agreement and shall for all purposes be considered a part of the Agreement. Except as amended hereby, the Agreement is confirmed and ratified in all respects and shall remain in full force and effect.










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Mr. James B. Kirkland, III
January 1, 1998
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         Please indicate your agreement with the foregoing by countersigning two copies of this letter agreement in the space provided below and returning one of such copies to us.

                                           Very truly yours,

                                           BROOKE GROUP LTD.

                                           By:  /s/ Bennett S. LeBow
                                                ----------------------------
                                                 Bennett S. LeBow
                                                 Chairman, President and
                                                   Chief Executive Officer

AGREED TO AND ACCEPTED:

By:    /s/ James Bryant Kirkland III
       -----------------------------
           James B. Kirkland III